Universal Insurance Holdings, Inc. Adds
Michael A. Pietrangelo to Its Board of Directors

Fort Lauderdale, FL, March 26, 2010 - Universal Insurance Holdings, Inc. (“the Company”) (NYSE AMEX:  UVE), a vertically integrated insurance holding company, announced that Michael A. Pietrangelo has been appointed to the Company’s board of directors, expanding the board to seven members.

Since 1998, Mr. Pietrangelo has practiced law at Pietrangelo Cook PLC, based in Memphis, Tennessee.  He currently serves on the board of directors of Medicis Pharmaceutical Corporation, an independent specialty pharmaceutical company listed on the NYSE, the American Parkinson Disease Association, a not-for-profit organization focused on serving the Parkinson’s community, and SurgiVision, Inc., a developer of next-generation, interventional MRI technologies that is currently undertaking its initial public offering.  Mr. Pietrangelo previously served on the Company's board from 1993 to 1997.

Mr. Pietrangelo has served in a variety of legal and management roles, including as a visiting professor of law at the University of Tennessee and the University of Mississippi Schools of Pharmacy.  Previously he served as an attorney with the Federal Trade Commission and with several publicly traded companies.  His prior management roles include positions as president of the Personal Care Products Group at Schering-Plough Corporation, president and chief executive officer of CLEO, a subsidiary of Gibson Greetings, Inc., and president of Johnson Products Company, a subsidiary of IVAX Corporation.

Bradley I. Meier, president and chief executive officer of the Company, commented, “We are pleased to welcome Mike back to the Company’s board of directors.  His business management and legal background will add value as we seek to further grow the Company.”

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company, which through its various subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the five leading writers of homeowners’ insurance in Florida and is now fully licensed and has commenced its operations in Georgia, Hawaii, North Carolina and South Carolina.  For additional information on the Company, please visit our investor relations Web site at www.universalinsuranceholdings.com.

Universal Insurance Holdings, Inc.

Readers should refer generally to reports filed by the Company with the Securities and Exchange Commission (SEC), specifically the Company's Form 10-K for the year ended December 31, 2009, for a discussion of the risk factors that could affect its operations.  Such factors include, without limitation, exposure to catastrophic losses; reliance on the Company's reinsurance program; underwriting performance on catastrophe and non-catastrophe risks; the ability to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending and third-party relationships; the Company’s financial stability rating; product pricing and revenues; and the effect of Federal or state laws and regulations.  Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC's web site at http://www.sec.gov.  The Company disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and “project,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include, but not be limited to, projections of revenues, income or loss, expenses, plans, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described in forward-looking statements.

Investor Contact:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com